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Exhibit 5.1

December 23, 2005

Board of Directors of
Storm Cat Energy Corporation
1400 Sixteenth Street, Suite 510
Denver, CO 80202

Dear Sirs/Mesdames:

Re:    Storm Cat Energy Corporation—Form F-3 Filing

        We have acted as British Columbia legal counsel to Storm Cat Energy Corporation, a British Columbia company (the "Company") in connection with its registration, pursuant to a registration statement on Form F-3 dated December 23, 2005 (the "Registration Statement") filed with the United States Securities and Exchange Commission, of 9,148,472 issued and outstanding common shares in the capital of the Company (the "Shares"), and an additional 2,547,787 common shares in the capital of the Company (the "Warrant Shares") issuable upon the exercise of outstanding common share purchase warrants issued by the Company (the "Warrants").

        This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

        For purposes of this opinion letter, we have examined copies of the following documents:

(a)
a copy of the Registration Statement;

(b)
the form of the certificates representing the Warrants;

(c)
resolutions of the Board of Directors of the Company relating to the approval of the issuance of the Shares, the Warrants and the Warrant Shares; and

(d)
a certificate of an officer of the Company, dated as of the date hereof, as to certain facts relating to the Company.

        We have examined originals, photocopies, certified copies or facsimiles of such public and corporate records, certificates, instruments and other documents and have considered such questions of law and made such other investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all original documents examined by us, the conformity to original documents of all certified copies and photocopies examined by us; and (iii) that statements made by government officials and certificates provided by them are true and correct as at the time they were made and continue to be true and correct from such to the time of delivery of this opinion.

        In addition, in giving the opinions expressed herein, we have assumed that, at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of the Shares or that affects any person or corporation who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of the Shares or that affects any person or corporation who engages in such a trade.

        As to certain matters of fact relevant to our opinions herein, we have relied on a certificate of an officer of the Company dated December 23, 2005 a copy of which is attached to this opinion letter.

        We are qualified to practice law only in the Province of British Columbia and express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia, and the federal laws of Canada applicable therein.

        To the extent that this opinion is based on any assumption, given in reliance on any certificate or made subject to any qualification, our opinions given in reliance thereon are based on such assumption, given in reliance on such certificate and made subject to such qualification.

        Based and relying on the foregoing and subject to the qualifications hereinafter set out, we are of the opinion that:

        1.     the 9,148,472 Shares are validly issued, fully paid, and non-assessable; and

        2.     the Warrant Shares have been reserved for issuance to the holders of the Warrants, and the Warrant Shares will, when issued upon the due exercise of the Warrants in accordance with the provisions thereof, be issued as fully paid and non-assessable common shares in the capital of the Company.

        This opinion letter has been prepared for your use in connection with the Registration Statement; we assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. The opinions herein are limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the United States Securities Act of 1933, as amended.

Yours truly,

/s/ BULL, HOUSSER & TUPPER LLP Bull, Housser & Tupper LLP

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  Exhibit 5.1